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SUPPLEMENT
(To Prospectus Supplement dated November 25, 2003
to Prospectus dated August 26, 2003)



                          $1,519,439,100 (Approximate)
                     STRUCTURED ASSET SECURITIES CORPORATION
               Mortgage Pass-Through Certificates, Series 2003-37A


         Notwithstanding anything to the contrary in the attached Prospectus Supplement, dated November 25, 2003 (the "Prospectus Supplement"), the "Strike Rate" with respect to the Cap Agreements of 4.75% set forth twice on page S-17 and once on page S-39 is hereby deleted and replaced with the following "Strike Rates":

              4.15% with respect to the Cap Agreement related to the Class B1-II Certificates and 3.85% with respect to the Cap Agreement related to the Class B2-II Certificates

         All of the other portions of the Prospectus Supplement shall remain unchanged. Capitalized terms used but not defined herein shall have the meanings ascribed to such terms in the Prospectus Supplement.

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                The date of this Supplement is December 4, 2003.